RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            MEYER-SMITH HOLDCO, INC.
                             A DELAWARE CORPORATION

                    (Originally incorporated on July 7, 1997)


     Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, the undersigned hereby makes this Restated Certificate of Incorporation of the Delaware corporation MEYER-SMITH HOLDCO, INC., whose Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on July 7, 1997, and certifies as follows:

                                    ARTICLE I

     The name of the Corporation is FRED MEYER, INC.

                                   ARTICLE II

     The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A. The total number of shares of stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares, consisting of four hundred million (400,000,000) shares of Common Stock having a par value of $.01 per share and one hundred million (100,000,000) shares of Preferred Stock having a par value of $.01 per share.

     B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights and the voting powers, if any, of the holders of such series;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                    ARTICLE V

     The Board of Directors of the Corporation may alter, amend or repeal the Bylaws of the Corporation.


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
                                   ARTICLE VI

     No action may be taken by stockholders of this Corporation other than at an annual or special meeting of stockholders and the ability of stockholders to act by written consent is specifically denied.

                                   ARTICLE VII

     A. The Corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors.

     Any person other than a director or officer who is or was an employee or agent of the Corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to such extent as the Board of Directors in its discretion at any time or from time to time may authorize.

     B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                  ARTICLE VIII

     A. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than 15 as fixed from time to time by the Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be eleven until otherwise fixed by a majority of the entire Board of Directors.

     B. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividend or upon liquidation, shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the 1998 annual meeting, directors of the second class shall be elected to hold office for a term expiring at the 1999 annual meeting and directors of the third class shall be elected to hold office for a term expiring at the 2000 annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     C. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     D. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the provisions set forth in this Article VIII may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this
Article VIII, unless such action is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     E. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the provisions set forth in
Section 1.11 of the Bylaws of the Corporation may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with Section 1.11 of the Bylaws, unless such action is approved by the Board of Directors or by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of stockholders (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by a duly authorized officer of the Corporation this 9th day of September, 1997.


                                       MEYER-SMITH HOLDCO, INC.


                                       By ROGER A COOKE
                                          --------------------------------------
                                          Roger A. Cooke, Senior Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                FRED MEYER, INC.


     Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL") Fred Meyer, Inc., a Delaware corporation (the "Company"), does hereby certify that:

     1. At a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Company, declaring that amendment to be advisable and calling a meeting of the stockholders of the Company for consideration of the amendment. The amendment amends Article VIII, paragraph A to read as follows:

     "The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than 25 as fixed from time to time by the Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be eleven until otherwise fixed by a majority of the entire Board of Directors."

     2. The amendment was duly adopted by the stockholders of the Company at a special meeting of the stockholders duly called and held, upon notice in accordance with Section 222 of the DGCL.

     3. The amendment was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

     IN WITNESS WHEREOF, Fred Meyer, Inc. has caused this certificate to be signed by Roger A. Cooke, its Senior Vice President, this 5th day of March, 1998.

                                       FRED MEYER, INC.


                                       By ROGER A. COOKE
                                          --------------------------------------
                                          Roger A. Cooke
                                          Senior Vice President